UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2014

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer
Identification No.

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 30, 2014, the following individuals were elected as directors to serve until the next annual meeting of shareholders or until their respective successors have been duly qualified and elected:

Joseph Lu
Jingshuang Liu
George N. Gabriel
Danny Lu
Jim Osterman
M. Todd Singh

Effective July 30, 2014, the following individuals were elected as officers to serve until the next annual meeting of directors or until their respective successors have been duly qualified and elected:

Joseph Lu	President & Chief Executive Officer
Nicholas Goyak	Secretary
Joseph Lu	Interim Principal Financial Officer
Jingshuang Liu	Vice-President, Supply Chain
Danny Lu	Vice-President, Global Procurement
Dave Billhimer	Vice-President, Contract Manufacturing

Jeffery Grumbling’s Employment Agreement as President of Powin Energy Corporation   expired on June 30, 2014.  In addition, Mr. Grumbling did not stand for re-election as President of Powin Corporation.

Item 5.07	Submission of Matters to a Vote of Security Holders

On July 30, 2014, the Company held its Annual Meeting of Shareholders at which a quorum was present. The shareholders (a) elected  six (6) directors, each to serve until the next Annual Meeting, or until a successor has been elected and qualified and (b) the shareholders provided the required advisory votes on named executive compensation. The vote tabulations are as follows:

Election of Directors

Director Nominee	Votes For	Against	Abstain
Joseph Lu	12,934,867	0	0
Jungshaung Liu	12,934,867	0	0
George N. Gabriel	12,934,867	0	0
Danny Lu	12,934,867	0	0
Jim Osterman	12,934,867	0	0
M. Todd Singh	12,934,867	0	0

Ratification of Anton & Chia, LLP as Independent Auditors
for Fiscal Year 2014

Votes For	Against	Abstain
12,934,867	0	0

Shareholder Advisory Vote on Named Executive Compensation

Approve	Not Approve
12,934,867	0

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION

Dated: August 4, 2014	By: /s/ Joseph Lu
President & Chief Executive Officer